Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-35621, 333-91783, 333-152032, 333-158870, 333-165978, 333-180400, 333-187802, and 333-203319) of Aerojet Rocketdyne Holdings, Inc. of our report dated June 26, 2015 relating to the financial statements and supplemental schedule of the Aerojet Rocketdyne Retirement Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Sacramento, California

June 26, 2015